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                COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP,

                         a Delaware Limited Partnership


                   -------------------------------------------


                              TERM LOAN AGREEMENT

                                   $36,500,000

                    Dated as of the Conformed Agreement Date


                   -------------------------------------------



                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    as Lender


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

                               TABLE OF CONTENTS
                              -------------------

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                                                                            ----

SECTION 1.  DEFINITIONS ....................................................   1

       1.1 Certain Defined Terms............................................   1

          Adverse Environmental Event ......................................   1
          Agreement .................
          Amended and Restated Partnership Agreement .......................   1
          Applicable Eurocurrency Reserve Requirements .....................   1
          Assignees' Ratio .................................................   1
          Borrowing Date ...................................................   2
          Called Principal .................................................   2
          Collateral .......................................................   2
          Collateral Security Documents ....................................   2
          Commitment Fee ...................................................   2
          Commonly Controlled Entity .......................................   2
          Construction Loan Agreement ......................................   2
          Convert ..........................................................   2
          Default ..........................................................   3
          Discounted Value .................................................   3
          EBDIT ............................................................   3
          Environmental Notice .............................................   3
          Eurodollar Base Rate .............................................   3
          Eurodollar Interest Period .......................................   3
          Eurodollar Loan ..................................................   4
          Eurodollar Rate ..................................................   4
          Event of Default .................................................   4
          Event of Loss ....................................................   4
          Fixed Charge Coverage Ratio ......................................   6
          Fixed  Eurocurrency  Reserves  Requirements ......................   6
          Fixed Interest Rate ..............................................   6
          Fixed Rate Loan ..................................................   6
          Floating Eurocurrency Reserves Requirements ......................   7
          Floating Rate ....................................................   7
          Floating Rate Loan ...............................................   7
          Fourth Anniversary Date ..........................................   7
          GE Capital's Ratio ...............................................   7
          General Partner Term Loan Required Payments
           Reserve Account .................................................   7
          Insolvency .......................................................   7
          Insolvent ........................................................   8
          Installment Payment Date .........................................   8
          Interest Payment Date ............................................   8
          LIBOR ............................................................   8
          LIBOR (Reference Banks) ..........................................   8
          Limited Partner ..................................................   9
          Limited Partnership ..............................................   9
          Multiemployer Plan ...............................................   9
          Notice of Borrowing ..............................................   9

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                                                                           -----
          Obligations .......................................................  9
          Operative Documents ...............................................  9
          Participations ....................................................  9
          Partners ..........................................................  9
          Partnership Agreement .............................................  9
          Permitted Assignee ................................................ 10
          Permitted Investments ............................................. l0
          Permitted Liens .... .............................................. 10
          Plan .............................................................. 11
          Prime Rate ........................................................ 11
          Project Documents ................................................. 11
          Project Limited Partner ........................................... 11
          Reorganization .................................................... 11
          Reportable Event .................................................. 12
          Requirement of Law ................................................ 12
          Second Anniversary Date ........................................... 12
          Security Agent .................................................... 12
          Security Deposit Agreement ........................................ 12
          Settlement Date ................................................... 12
          Single Employer Plan .............................................. 12
          Special Event ..................................................... 12
          Term Loan ......................................................... 12
          Term Loan Borrowing Certificate ................................... 13
          Term Loan Commitment .............................................. 13
          Term Loan Maturity Date ........................................... 13
          Term Loan Period .................................................. 13
          Term Note ......................................................... 13
          Transaction Documents ............................................. 13
          Transferee ........................................................ 13
          Treasury Rate ..................................................... 13
          Treasury Yield .................................................... 13
          Yield-Maintenance Premium ......................................... 13

       1.2 Other Definitional Provisions .................................... 14

SECTION 2. AMOUNT AND TERMS OF
           TERM LOAN COMMITMENT ............................................. 14

       2.1 Term Loan Commitment ............................................. 14
       2.2 Procedure for Borrowing with Respect to Term Loans ............... 14
       2.3 Disbursement of Term Loans ....................................... 15
       2.4 Term Note ........................................................ 15
       2.5 Use of Proceeds .................................................. 16

SECTION 3. PROVISIONS RELATING TO ALL EXTENSIONS
           OF CREDIT: FEES AND PAYMENTS ..................................... 16

       3.1 Commitment Fee ................................................... 16
       3.2 Commitment Reductions; Optional and Mandatory Prepayments ........ 17
       3.3 Interest Rates and Payment Dates ................................. 19
       3.4 Conversion of Loans .............................................. 19
       3.5 Making of Payments ............................................... 19
       3.6 Computation of Interest and Fees ................................. 20
       3.7 Inability to Determine Eurodollar Rate ........................... 20

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       3.8  Increased Costs ................................................. 21
       3.9  Indemnity ....................................................... 23
       3.10 Taxes ........................................................... 23
       3.11 Limitation of Liability.......................................... 24

SECTION 4.  REPRESENTATIONS AND WARRANTIES .................................. 24

       4.1 Financial Statements ............................................. 24
       4.2 Partnership Existence and Business; Partners ..................... 25
       4.3 Compliance with Law .............................................. 26
       4.4 Power and Authorization; Enforceable Obligations ................. 26
       4.5 No Legal Bar ..................................................... 27
       4.6 No  Proceeding or Litigation ..................................... 28
       4.7 No Default or Event of Loss ...................................... 28
       4.8 Ownership of Property; Liens ..................................... 28
       4.9 Taxes ............................................................ 29
       4.10 Federal Regulations ............................................. 29
       4.11 ERISA ........................................................... 30
       4.12 Investment Company Act .......................................... 30
       4.13 Collateral Security Documents ................................... 30
       4.14 Full Disclosure ................................................. 31
       4.15 Principal Place of Business, Etc. ............................... 31
       4.16 Representations and Warranties .................................. 31
       4.17 Environmental Matters ........................................... 32
       4.18 Public Utility Status ........................................... 32

SECTION 5  CONDITIONS PRECEDENT ............................................. 33

       5.1 Conditions to each Borrowing Date ................................ 33

SECTION 6.  AFFIRMATIVE COVENANTS ........................................... 37

       6.1 Conduct of Business, Maintenance of Existence, Etc. .............. 37
       6.2 Payment of Obligations ........................................... 38
       6.3 Performance under Other Agreements ............................... 38
       6.4 Insurance Coverage ............................................... 38
       6.5 Inspection of Property; Books and Records ........................ 38
       6.6 Compliance with Laws ............................................. 38
       6.7 Financial Statements ............................................. 39
       6.8 Certificates; Other Information .................................. 39
       6.9 Taxes and Claims ................................................. 40
       6.10 Mechanics' and Materialmen's Liens .............................. 41
       6.11 Maintenance of Property ......................................... 41
       6.12 Notices ......................................................... 42
       6.13 Maintenance of Liens of the Collateral Security
            Documents ....................................................... 43
       6.14 Agent for Service of Process .................................... 43
       6.15 Employee Plans .................................................. 43
       6.16 Fiscal Year ..................................................... 43
       6.17 Qualifying Facility Status ...................................... 43

SECTION 7.  NEGATIVE COVENANTS .............................................. 44

       7.1  Merger, Sale of Assets, Purchases, Etc. ......................... 44
       7.2  Indebtedness; Guarantee Obligations ............................. 44

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       7.3 Distributions, Etc. .............................................. 44
       7.4 Liens ............................................................ 44
       7.5 Nature of Business ............................................... 44
       7.6 Amendment of Contracts, Etc. ..................................... 45
       7.7 Investments ...................................................... 45
       7.8 Leases ........................................................... 45
       7.9 Change of Office ................................................. 45
       7.10 Change of Name .................................................. 46
       7.11 Compliance with ERISA ........................................... 46
       7.12 Transactions with Affiliates and Others ......................... 46
       7.13 Capital Expenditures ............................................ 46
       7.14 Sale and Leaseback .............................................. 47

SECTION 8.  EVENTS OF DEFAULT ............................................... 47

SECTION 9.  MISCELLANEOUS ................................................... 52

       9.1 Amendments and Waivers ........................................... 52
       9.2 Notices .......................................................... 53
       9.3 No Waiver; Cumulative Remedies ................................... 53
       9.4 Survival ......................................................... 54
       9.5 Expenses ......................................................... 54
       9.6 Indemnification .................................................. 54
       9.7 Successors and Assigns; Transferees; Transferred
            Interests ....................................................... 54
       9.8 Severability ..................................................... 56
       9.9 Headings ......................................................... 56
       9.10 Counterparts .................................................... 56
       9.11 The Lender Sole Beneficiary ..................................... 56
       9.12 Governing Law ................................................... 57
       9.13 Submission to Jurisdiction; Waivers ............................. 57
       9.14 Maximum Interest Rate ........................................... 58

SCHEDULES

Schedule 1  Pro Forma Fixed Charge Coverage Calculation


EXHIBITS

Exhibit     A Form of Term Note
            B Form of Opinion of Counsel to the Borrower
              and the General Partner
            C Form of Term Loan Borrowing Certificate
            D Form of Notice of Borrowing
            F Form of Security Deposit Agreement

        TERM LOAN AGREEMENT, dated as of the Conformed Agreement Date, among (i) COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP, a Delaware limited partnership (the "Borrower"), of which Cogen Technologies Camden, Inc., a Texas corporation, is the sole general partner (the "General Partner"), and (ii) GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GE Capital" or the "Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Borrower desires that the Lender provide term financing for the purposes specified herein, and the Lender is willing to provide such financing subject to and upon the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        SECTION 1. DEFINITIONS

        1.1 Certain Defined Terms. Unless otherwise defined herein, terms used but not defined herein shall have their respective meanings in the Construction Loan Agreement (as hereinafter defined) (after giving effect to any waiver or amendment thereof with the consent of the Lender) and the following terms shall have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

        "Adverse Environmental Event": any event relating to any Relevant Environmental Law the occurrence of which creates a material likelihood that the ability of the Borrower to perform its obligations under the Transaction Documents to which it is a party would be materially and adversely affected.

        "Agreement": this Term Loan Agreement, as amended, supplemented or otherwise modified from time to time.

        "Amended and Restated Partnership Agreement": as defined in the Capital Contribution Agreement.

        "Applicable Eurocurrency Reserve Requirements": with respect to any Eurodollar Interest Period, the sum of (a) the product of (i) GE Capital's Ratio and (ii) (l.OO-Fixed Eurocurrency Reserve Requirements) and (b) the product of (i) Assignees' Ratio and (ii) (l.OO-Floating Eurocurrency Reserve Requirements).

        "Assignees' Ratio": with respect to each Eurodollar Interest Period, the quotient of (i) the aggregate principal amount of all assignments of GE Capital's Term Loan Commitment and all Participations granted by GE Capital, in each case, to any banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Governmental Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by (ii) $36,500,000.

        "Borrowing Date": any Business Day or Working Day, as the case may be, during the Term Loan Period, specified in the notice pursuant to subsection 2.2 as the date on which the Borrower requests the Lender to make a Term Loan hereunder.

        "Called Principal": the principal of the Term Note that is to be prepaid pursuant to subsection 3.2(b).

        "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds thereof, subjected from time to time to the Liens created by the Collateral Security Documents.

        "Collateral Security Documents": the collective reference to the Assignment and Security Agreement, the Cogen Pledge Agreement and from and after the date of execution and delivery thereof, the Security Deposit Agreement and any other agreement or instrument hereafter specifically identified in writing by the Borrower and the Lender to be a "Collateral Security Document".

        "Commitment Fee": as defined in subsection 3.1.

        "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

        "Construction Loan Agreement": the Construction and Term Loan
Agreement, dated as of the Conformed Agreement Date, among the Limited Partnership, the lenders parties thereto and GE Capital, as agent for such lenders and issuer of the letters of credit referred to therein, as the same may be amended, supplemented or otherwise modified from time to time.

        "Convert": the conversion of a Term Loan (or a portion thereof) which is a Floating Rate Loan into a Fixed Rate Loan pursuant to subsection 3.4.

        "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

        "Discounted Value": with respect to the Called Principal, the amount calculated by discounting all remaining scheduled payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Treasury Yield with respect to such Called Principal.

        "EBDIT": for any period, net income before deductions for depreciation expense, amortization expense, interest expense and income taxes.

        "Environmental Notice": any written complaint, order, citation or other written communication from any Governmental Authority affecting or relating to
(a) the Collateral or (b) the Borrower or any activity or operations at any time conducted by the Borrower, in either case, with regard to the occurrence, presence of, exposure to or threatened occurrence, presence of or exposure to Environmental Discharges, Hazardous Materials or any other environmental matter, the circumstances of which might result in or constitute a violation of any Relevant Environmental Law.

        "Eurodollar Base Rate": LIBOR or LIBOR (Reference Banks), as applicable.

        "Eurodollar Interest Period": with respect to each Eurodollar Loan:

                (a) initially, the period from and including the Borrowing Date with respect to such Eurodollar Loan to but excluding the numerically corresponding day in the immediately succeeding month; and

                 (b) thereafter, each period from and including the day following the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan to but excluding the numerically corresponding day in the immediately succeeding month:

provided that the foregoing provisions are subject to the following:

                 (A) if any Eurodollar Interest Period would otherwise end on a day which is not a Working Day, such Eurodollar Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such Eurodollar Interest Period into another calendar month, in which event such Eurodollar Interest Period shall end on the immediately preceding Working Day:

            (B) any Eurodollar Interest Period that would otherwise extend beyond the Term Loan Maturity Date, shall end on the Term Loan Maturity Date or, if such day shall not be a Working Day, on the preceding Working Day; and

            (C) any Eurodollar Interest Period that begins on the day following the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Working Day of a calendar month.

        "Eurodollar Loan": a Term Loan (or portion thereof), at such time as such Term Loan (or portion thereof) is made or maintained at an interest rate baaed on the Eurodollar Rate.

        "Eurodollar Rate": with respect to each Eurodollar Loan for each Eurodollar Interest Period applicable thereto, the rate per annum (rounded upwards to the nearest whole multiple of l/lOOth of one percent) equal to the quotient of (a) the Eurodollar Base Rate, divided by (b) the Applicable Eurocurrency Reserve Requirements.

        "Event of Default": any of the events specified in Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

        "Event of Loss": (a) the actual or constructive total loss of the Facility, excluding any loss which occurs prior to the delivery of the principal components of the Facility to the Site, or the condemnation, confiscation or seizure of, or requisition of title to all or substantially all of the Project, or the requisition by any Governmental Authority for a period exceeding six months of the use of all or substantially all of the Project; (b) the loss, destruction or damage of, or condemnation, confiscation or seizure of, or requisition of title to, or requisition by any Governmental Authority of the use of, such portion of the Project as shall render the Facility unable to operate at substantially its designed level of output or as a Qualifying Facility, unless (in a situation in which clauses (a) and (c) are not applicable) (i) no

Event of Default shall have occurred and be continuing at the time of occurrence of any of the events specified above in this clause (b), (ii) in the reasonable opinion of the Lender, it is feasible to restore, rebuild or replace the affected portion of the Project and (iii) in the reasonable opinion of the Lender, sufficient funds are or will be available to the Borrower or the Limited Partnership (1) to restore, rebuild or replace the affected portion of the Project so that the Facility will be able to operate at substantially its designed level of output and to operate as a Qualifying Facility within 18 months after the occurrence of such Event of Loss and (2) to pay all scheduled installments of principal of and interest on the Term Note until such restoration, rebuilding or replacement is completed; (c) in the reasonable opinion of the Lender, the Facility, the owner thereof or any of such owner's Affiliates is subject to being deemed by any Governmental Authority having jurisdiction to be, or is subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any law, rule or regulation of any Governmental
Authority, except where (i) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Lender, are non-burdensome in nature and (ii) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than the Steam Host under the Steam
Supply Agreement or otherwise, the Limited Partnership shall have obtained a declaratory order or other official assurance, in form and substance reasonably satisfactory to the Lender, from the New Jersey
Board of Public Utility Commissioners to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's
Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (i) of this clause (c)); (d) a change shall have occurred after the date hereof in any applicable law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof which, in the reasonable opinion of the Lender, would make any of the Project Contracts subject to cancellation, suspension or termination, which cancellation, suspension or termination, in the reasonable opinion of the Lender, could reasonably be expected to have a material adverse effect on the economic viability of the Project; or (e) an event of force majeure or other event or condition shall exist which permits or requires any party to any of the Project Contracts to cancel, suspend or terminate its performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for non-performance thereunder, unless (i) the parties to such Project Contract shall have effectively waived the condition giving rise to such right or requirement with respect to such cancellation, suspension, termination or release from liability, or (ii) in the reasonable opinion of the Lender, such cancellation, suspension, termination or release from liability could not reasonably be expected to have a material adverse effect on the economic viability of the Project.

             "Fixed Charge Coverage Ratio": for any period of determination, the ratio of:
               (a) the EBDIT of the Limited Partnership for the immediately preceding four consecutive quarterly periods to

               (b) the sum of (i) the aggregate amount of Tranche A
             Distributions to be made pursuant to Section 4.3(a) of the Amended and Restated Partnership Agreement during such periods (without giving effect to the proviso thereto), plus (ii) the sum of (x) the aggregate amount of interest payable on the Term Loans during such periods and (y) the aggregate amount of scheduled repayments to be made on the Term Note during such periods.

             "Fixed Eurocurrency Reserves Requirements": with respect to any Eurodollar Interest Period for any Eurodollar Loan, the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the Borrowing Date (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as in effect on the Borrowing Date, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) required to be maintained by a member bank of such system.

             "Fixed Interest Rate": with respect to a Term Loan (or portion thereof) which is a Fixed Rate Loan, a rate of interest equal to the sum of
(i) the Treasury Rate as in effect on the Borrowing Date, plus (ii) 500 basis points.

             "Fixed Rate Loan": a Term Loan (or portion thereof), at such time as such Term Loan (or portion thereof) is made or maintained at the Fixed Interest Rate.

             "Floating Eurocurrency Reserves Requirements": with respect to any Eurodollar Interest Period for any Eurodollar Loan, the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date two Working Days prior to the beginning of such Eurodollar Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) required to be maintained by a member bank of such System.

             "Floating Rate": with respect to a Term Loan (or portion thereof) which is a Floating Rate Loan, a rate of interest equal to (a) (i) the Prime Rate, plus (ii) 300 basis points or (b) with respect to any Eurodollar Interest Period, (i) the Eurodollar Rate for such Eurodollar Interest Period, plus
(ii) 425 basis points.

             "Floating Rate Loan": a Term Loan (or portion thereof), at such time as such Term Loan (or portion thereof) is made or maintained at the Floating Rate.

             "Fourth Anniversary Date" as defined in subsection 3.1.

             "GE Capital's Ratio": with respect to each Eurodollar Interest Period, the quotient of (i) a number equal to $36,500,000 minus the aggregate principal amount of all assignments of GE Capital's Term Loan Commitment and all Participations granted by GE Capital, in each case, to any banks which, as of the first day of such Eurodollar Interest Period, are members of the Federal Reserve System and are required by any regulation of the Board of Governors of the Federal Reserve System or any other Government Authority having jurisdiction to maintain reserve requirements prescribed for eurocurrency funding, divided by
(ii) $36,500,000.

             "General Partner Term Loan Required Payments Reserve Account": the Required Payments Reserve Account established pursuant to the Security Deposit Agreement.

             "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 ERISA.

        "Insolvent": pertaining to a condition of Insolvency.

        "Installment Payment Date": the first Business Day of the month commencing with the second month after the Second Capital Contribution Date to and including the first day of each calendar month and the Term Loan Maturity Date.

        "Interest Payment Date": (a) each Installment Payment Date and with respect to that portion of the Term Loan, if any, which may be outstanding as a Eurodollar Loan, the last day of each Eurodollar Interest Period with respect thereto, commencing with the first such day to occur after the Borrowing Date and ending on the Term Loan Maturity Date and (b) each day of any payment or prepayment of any Term Loan.

        "LIBOR": with respect to any Eurodollar Interest Period, the rate per annum determined on the basis of the offered rates for deposits in Dollars for such Eurodollar Interest Period which appear on the Reuters Screen LIB0 Page as of 11:00 a.m., London time, on the day that is two Working Days prior to the beginning of such Eurodollar Interest Period. If at least two such offered rates appear on the Reuters Screen LIB0 Page, the rate in respect of such Eurodollar Interest Period will be the arithmetic mean of such offered rates. If fewer than two offered rates appear, the rate in respect of such Eurodollar Interest Period will be determined as if the parties had specified "LIBOR (Reference Banks)" as the Eurodollar Base Rate.

        "LIBOR (Reference Banks)": with respect to any Eurodollar Interest Period, a rate per annum equal to the arithmetic mean of the rates quoted by Bankers Trust Company and Chemical Bank (or if either Bankers Trust Company or Chemical Bank shall cease to exist, Barclays Bank plc shall be substituted for the bank which ceased to exist, or if both Bankers Trust Company and Chemical Bank shall cease to exist, Barclays Bank plc and National Westminster Bank plc shall be substituted for such banks) in New York City at approximately 11:00 a.m., New York City time, on the first day of such Eurodollar Interest Period for loans in Dollars to prime banks in the London interbank market for a period equal to the number of days in such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Loan to be outstanding during such Eurodollar Interest Period.

                   "Limited Partner": Cogen Technologies Limited Partners Joint Venture, a Texas general partnership.

                  "Limited Partnership": Camden L.P., a Delaware limited partnership, of which the Borrower is the sole general partner.

                  "Midlantic": Midlantic National Bank, a national banking association.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Notice of Borrowing": a notice in substantially the form of Exhibit D hereto.

                  "Obligations" : all the unpaid principal amount of, and interest on, the Term Note and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Term Note, any other Transaction Document (other than the Partnership Agreement and the Amended and Restated Partnership Agreement) or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation but subject to the terms of the Letter Agreement, all fees and disbursements of counsel to the Lender) or otherwise.

                  "Operative Documents": the collective reference to the Amended and Restated Partnership Agreement, the Capital Contribution Agreement, the Security Deposit Agreement, the Construction Loan Agreement, the Recognition Agreements and the Project Documents.

                  "Participations": as defined in subsection 9.7(c).

                  "Partners": collectively, the General Partner and the Limited Partner.

                  "Partnership Agreement": the collective reference to (a) the certificate of limited partnership of the Borrower, dated July 26, 1991, filed by the General Partner with the Secretary of State of the State of Delaware on August 12, 1991, and (b) the Agreement of Limited Partnership of the Borrower, dated as of July 26, 1991 between the General Partner, as general partner, and the Limited Partner, as limited partner, as amended by the Amendment thereto dated as of December 1, 1991, in each case as further amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 7.6.

        "Permitted Assignee": as described in subsection 9.7(b).

        "Permitted Investments": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Lender or with any domestic commercial bank of recognized stature having capital and surplus in excess of $500,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by the Lender or the parent corporation of the Lender, and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

        "Permitted Liens": (i) Liens created by the Collateral Security Documents; (ii) Liens in favor of the agent under the Construction Loan Agreement created by the Collateral Security Documents (as defined in the Construction Loan Agreement); (iii) Liens in favor of any Person (other than the General Partner, the Limited Partner or any Affiliate of any such Person) which arise in the ordinary course of business of the Borrower (including, without limitation, materialmen's, mechanics', workers', repairmen's and employees' Liens and similar Liens which arise in connection with any tax, assessment, governmental charge or levy) but not (unless otherwise permitted by this Agreement) in connection with any Indebtedness or Guarantee Obligation and which do not in the aggregate materially impair the use and value of the Borrower's property or assets in the conduct of its business or impair the rights or interests of the Lender with respect to the Collateral; provided that if any such Lien arose in connection with any tax, assessment, governmental charge or levy or any claim referred to in subsection 6.9 or any charge or claim of a mechanic or a materialman, the Borrower shall be diligently contesting the same in accordance with, and subject to, the provisions of subsection 6.9 or

6.10, as the case may be: (iv) Liens arising out of judgments or awards which are bonded or with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and for the payment of which adequate reserves shall have been provided; (v) mineral rights, utility easements, any other easements and any covenants running with the land relating to any real property of the Borrower or any similar deed restrictions the existence and use of any of which do not materially interfere with the use and enjoyment of the Collateral; (vi) liens in favor of Midlantic granted pursuant to the Midlantic Agreements; (vii) liens in favor of PSE&G granted pursuant to the PSE&G Subordinated Mortgage; and (viii) prior to the Second Capital Contribution Date, Liens created by or pursuant to the Term Loan Agreement, dated as of February 15, 1990, among Cogen Technologies Linden, Ltd. and GE Power Funding, including, without limitation, the mortgage entered into between the Limited Partnership and GE Power Funding and the respective collateral assignments made by the Borrower and the General Partner in connection therewith.

        "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Prime Rate": the rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its prime rate. The prime rate is not intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors.

        "Project Documents": as defined in the Amended and Restated Partnership Agreement.

        "Project Limited Partner": GE Capital or any of its designees or assignees that have been admitted to the Limited Partnership as a limited partner of the Limited Partnership pursuant to subsections 10.1 and 14 of the Amended and Restated Partnership Agreement, and any other Person properly holding a limited partnership interest pursuant to the Amended and Restated Partnership Agreement, and admitted to the Limited Partnership as a limited partner of the Limited Partnership and shown as such on the books and records of the Partnership, when acting in such capacity.

        "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

        "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19, or .20 of PBGC Reg. 2615.

        "Requirement of Law": as to any Person, (a) the Certificate of Incorporation and By-Laws or partnership agreement or other organizational or governing documents of such Person, (b) any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority (other than any Relevant Environmental Law), in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject and the violation of which, or which determination, could reasonably be expected to (i) have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such Person or (ii) materially adversely affect the ability of such Person to perform its obligations under the Transaction Documents to which it is a party and (c) any Relevant Environmental Law.

        "Second Anniversary Date": as defined in subsection 3.1.

        "Security Agent": Midlantic National Bank or any bank acting as successor security agent under the Security Deposit Agreement.

        "Security Deposit Agreement": the Amended and Restated Security Deposit Agreement to be entered into among the Limited Partnership, the Borrower, GE Capital, the Lender and the Security Agent, substantially in the form of Exhibit F, as amended, supplemented or otherwise modified from time to time.

        "Settlement Date": with respect to the Called Principal, the date on which such Called Principal is to be prepaid pursuant to subsection 3.2(b).

        "Single Empolyer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

        "Special Event": as defined in the Amended and Restated Partnership Agreement.

        "Term Loan": the term loan pursuant to subsection 2.1.

                  "Term Loan Borrowing Certificate": a certificate of the Borrower substantially in the form of Exhibit C.

                  "Term Loan Commitment": the Lender's obligation to make the Term Loan pursuant to subsection 2.1 in an aggregate amount not to exceed the amount set forth therein, as such amount shall be reduced from time to time pursuant to the provisions hereof.

                  "Term Loan Maturity Date": the first day of the calendar month which is seventeen years after the Second Capital Contribution Date.

                  "Term Loan Period": the period from and including the Second Capital Contribution Date to but not including the Fourth Anniversary Date.

                  "Term Note": as defined in subsection 2.4(a).

                  "Transaction Documents": the collective reference to this Agreement, the Term Note, the Partnership Agreement, the Amended and Restated Partnership Agreement and the Collateral Security Documents.

                  "Transferee": as defined in subsection 9.7(c).

                  "Treasury Rate": as of any date of determination, the rate on ten year United States Treasury notes as reported in Federal Statistical Release H.15(519) Selected Interest Rates, or any successor publication of the Federal Reserve Board, for such date.

                  "Treasury Yield": with respect to the Called Principal, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal) in Federal Reserve Statistical Release H.15(519) Selected Interest Rates (or any successor publication of the Federal Reserve Board) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and (b) if necessary, by linear interpolation between Treasury Constant Maturity Series yields.

                  "Yield-Maintenance Premium":  a premium equal to the sum of
(i) the excess, if any, of the Discounted

    Value of the Called Principal over such Called Principal and (ii) any loss or expense resulting from the prepayment of such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

                  1.2 Other Definitional Provisions. (a) All terms defined in this Agreement shall have the defined meanings when used in the Term Note or in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in subsection 1.1, and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                  (d) Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument whether or not such agreement, document or instrument is then in effect.

                   SECTION 2. AMOUNT AND TERMS OF
                              TERM LOAN COMMITMENT
                              --------------------

                  2.1 Term Loan Commitment. Subject to and upon the terms and conditions set forth herein, the Lender agrees to make Term Loans to the Borrower during the Term Loan Period in an aggregate amount not to exceed (i) the lesser of $36,500,000 and (ii) the excess of (A) $185,500,000 over (B) the sum of (x) the Term Loan (as defined in the Construction Loan Agreement) and any refinancing thereof plus (y) the aggregate amount of GE Capital's capital contributions to the Limited Partnership pursuant to Section 2(a) of the Capital Contribution Agreement plus (z) the stated amounts of any outstanding Letters of Credit, as reduced from time to time pursuant to subsection 3.2, provided, however, that amounts in excess of $21,500,000 may only be borrowed to finance the payment of the Non-Competition Fee.

                  2.2 Procedure for Borrowing with Respect to Term Loans. When the Borrower desires the Lender to make a Term Loan pursuant to subsection 2.1, the Borrower shall give the Lender an irrevocable Notice of Borrowing to be received by the Lender prior to 12:00 Noon, New York City time, at least two Business Days (in the case of a Fixed Rate Loan or

Floating Rate Loan that is not a Eurodollar Loan) and four Working Days (in the case of a Eurodollar Loan) prior to the Borrowing Date, specifying (i) the amount to be borrowed, (ii) the Borrowing Date and (iii) whether such Term Loan is to be a Fixed Rate Loan or a Floating Rate Loan (and if a Floating Rate Loan, whether such Term Loan is to be a Eurodollar Loan) or a combination thereof and, if a combination thereof, the amount allocable to each. Each Term Loan shall be in a minimum amount of $2,000,000. No more than one Term Loan shall be made in each fiscal quarter of the Borrower. The Borrowing Date shall be a Working Day if a Term Loan is to be a Eurodollar Loan and a Business Day if such Term Loan is to be a Fixed Rate Loan or a Floating Rate Loan that is not a Eurodollar Loan.

                  2.3 Disbursement of Term Loans. Not later than 12:00 Noon, New York City time, on the Borrowing Date specified in the Notice of Borrowing, if the conditions precedent to the making of Term Loans set forth in subsection 5.1 have been satisfied, the Lender will, with respect to the portion of each Term Loan (a) which represents (1) the amount of the Commitment Fee, if any, and (2) the aggregate amount of any fees and expenses referred to in subsection 9.5, transfer such amount to the Lender in such manner as the Lender may deem advisable, (b) which represents loan proceeds to be applied to the Non-Competition Fee, transfer such amount directly to GE Power Funding in accordance with GE Power Funding's written instructions and (c) which is in excess of the amounts referred to in clauses (a) and (b) above, transfer such amount to the Borrower by wire transfer in accordance with the instructions set forth in the Notice of Borrowing.

                  2.4 Term Note. (a) During the Term Loan Period, a Term Loan made by the Lender pursuant to subsection 2.1 shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A with appropriate insertions (the "Term Note"), payable to the order of the Lender. The Term Note shall (i) be dated the Borrowing Date (ii) represent the Borrower's obligation to pay the aggregate unpaid principal amount of a Term Loan made by the Lender,
(iii) bear interest for the period from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum provided in, and payable as specified in, subsection 3.3, (iv) be entitled to the benefits of this Agreement and the Collateral Security Documents and (v) be stated to mature in consecutive monthly installments of principal payable on each Installment Payment Date occurring after the Borrowing Date. The amortization schedule for the Fixed Rate Loan will be based on the assumption that the interest rate applicable to a Term Loan (or such portion thereof that is a Fixed Rate Loan) is the Fixed Interest Rate and will be calculated so that there wi11 be equal quarterly installments of principal and interest during the remaining maturity of a Term Loan. The amortization schedule for the Floating Rate Loan(s) will be based on the assumption that the interest rate for Term Loans (or such portion thereof that is a Floating Rate Loan) is 10.50% and will be calculated in accordance with the immediately preceding sentence.

                  (b) The Lender is hereby authorized to record the date, type and amount of the Term Loans made by the Lender and the date and amount of each payment or prepayment of principal of the Term Loans made by the Borrower, the date of conversion of any Floating Rate Loan to a Fixed Rate Loan, and in the case of a Floating Rate Loan, the interest rate with respect thereto and, if applicable, the Eurodollar Interest Period, and in the case of a Fixed Rate Loan, the Fixed Interest Rate with respect thereto, on the schedules annexed to and constituting a part of the Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by the Lender to make any such endorsement shall not affect the obligations of the Borrower hereunder or under the Term Note in respect of the Term Loans made by the Lender hereunder.

                  2.5 Use of Proceeds. The proceeds of the Term Loans may be used by the Borrower to pay the Non-Competition Fee and for the purposes specified in subsections 7.3 and 7.7 and for other legitimate business purposes.

                  SECTION 3. PROVISIONS RELATING TO ALL EXTENSIONS
                         OF CREDIT; FEES AND PAYMENTS
                         ----------------------------

                  3.1 Commitment Fee. The Borrower agrees to pay to the Lender a commitment fee, computed at the rate of (a) 1/2 of 1% on the daily unused amount of the Term Loan Commitment during the period from but excluding the Second Capital Contribution Date to but excluding the date which is two years after the Second Capital Contribution Date (the "Second Anniversary Date") and (b) 1% on the daily unused amount of the Term Loan Commitment during the period from and including the Second Anniversary Date to but excluding the date which is four years after the Second Capital Contribution Date (the "Fourth Anniversary Date"), in each case payable quarterly in arrears on the last day of each March, June, September and December and on the Second Anniversary Date and the Fourth Anniversary Date or such earlier date as the Term Loan Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the Second Capital Contribution Date. Such Commitment Fee shall not accrue on the amount, if any, by which the Term Loan Commitment is reduced from time to time pursuant to subsection 3.2.

                  3.2 Commitment Reductions; Optional and Mandatory Prepayments
(a) At any time and from time to time during the Term Loan Period, the Borrower may terminate or reduce the Term Loan Commitment upon a written notice thereof to the Lender. The Borrower shall pay the Term Loans in consecutive quarterly installments of principal on each Installment Payment Date occurring after the Borrowing Date. The amortization schedule for a Fixed Rate Loan will be based on the assumption that the interest rate applicable to the Term Loans (or such portion thereof that is a Fixed Rate Loan) is the Fixed Interest Rate and will be calculated so that there will be equal quarterly installments of principal and interest during the remaining maturity of the Term Loans. The amortization schedule for a Floating Rate Loan will be based on the assumption that the interest rate for the Term Loan (or such portion thereof that is a Floating Rate
Loan) is 10.50% and will be calculated in accordance with the immediately preceding sentence. On each Installment Payment Date, the Term Loan Commitment shall automatically be reduced by the aggregate principal amount of payments made in respect of the Term Loans on such Installment Payment Date.

                  (b) (i) The Borrower may from time to time prepay a Fixed Rate Loan, in whole or in part, together with interest thereon to the date of prepayment, plus the Yield-Maintenance Premium on the principal amount prepaid. At any time and from time to time after the date which is three years after the Borrowing Date of a Floating Rate Loan, the Borrower may prepay a Floating Rate Loan, in whole or in part, together with interest thereon to the date of prepayment, plus, if such prepayment is made on or prior to the date which is seven years after the Borrowing Date, the following premium (expressed as a percentage of the amount prepaid):

                          Year                                 Premium
                          ----                                 -------
                            4                                    4%
                            5                                    3%
                            6                                    2%
                            7                                    1%

Optional prepayments pursuant to this subsection 3.2(b) shall be made upon at least two Working Days' prior written irrevocable notice to the Lender, specifying the date and amount of such prepayment. If any such notice is given, the Borrower will make the prepayment specified therein and such prepayment shall be due and payable on the date specified therein, together with interest accrued thereon to the date of prepayment. Optional prepayments shall be applied to the installments of principal of the Term Loan in the inverse order of maturity.

               (ii) The Borrower may request the Security Agent to transfer to the Lender the cash available in the General

Partner Term Loan Required Payments Account to be applied towards any prepayment of the Term Loan specified in paragraph (i) above, provided, that any such prepayment shall be without premium or penalty and shall be applied pro rata to the remaining scheduled repayments to be made on the Term Note.

                  (c) If the Lender has delivered a notice in writing to the Borrower declaring that a Declared Event of Loss has occurred, (i) the Term Loan Commitment shall terminate forthwith and (ii) the Borrower shall prepay in full, without premium or penalty, the unpaid principal amount then outstanding on the Term Note together with accrued interest thereon to the date of prepayment and shall pay any unpaid Commitment Fee, if any, and other fees accrued hereunder to the date of prepayment, on the earlier of (x) the date occurring 90 days after the date of receipt of such notice from the Lender and (y) the date on which insurance proceeds are received by the Borrower or the Limited Partnership with respect to such Event of Loss; provided, that with respect to any such Event of Loss that arises out of the loss, destruction or damage of the Facility, the date specified in clause (x) above shall be extended for an additional period (not to exceed 90 days) if, in the reasonable opinion of the Lender, insurance proceeds sufficient to cover the amounts specified in clause (ii) above will be received within such additional period.

                  (d) If a Special Event occurs and is continuing and the Borrower exercises its option pursuant to subsection 14.2 of the Amended and Restated Partnership Agreement to purchase the Limited Partnership Interest (as defined in the Amended and Restated Partnership Agreement) within the time period specified therein, on the date on which the Borrower exercises such option, it shall prepay in full, without premium or penalty, the unpaid principal amount then outstanding on the Term Note together with accrued interest thereon to the date of prepayment and shall pay any unpaid Commitment Fee, if any, and other fees accrued hereunder to the date of prepayment.

                  (e) If (i) the Fixed Charge Coverage Ratio as at the end of any two consecutive calendar quarters is less than 1.2 to 1.0 or (ii) if an Event of Default has occurred and is continuing, any amount in the General Partner Term Loan Required Payments Reserve Account shall be applied to prepay the Term Loan pro rata with respect to the remaining scheduled repayments to be made on the Term Note.

                  (f) Payments and prepayments made pursuant to this subsection
3.2 may not be reborrowed.

                  3.3 Interest Rates and Payment Dates. (a) (i) A Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Interest Rate.

                  (ii) A Floating Rate Loan that is not a Eurodollar Loan shall bear interest at a rate per annum equal to the rate set forth in clause (a) of the definition of Floating Rate.

                  (iii) A Eurodollar Loan shall bear interest for each Eurodollar Interest Period at a rate equal to the rate set forth in clause (b) of the definition of Floating Rate.

                  (b) If all or a portion of the principal amount of the Term Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal amount shall bear interest at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to subsection 3.3(a)(i), (ii) or (iii) from the date of such non-payment until paid in full (as well after as before judgment).

                  (c) Interest on the aggregate unpaid principal amount of the Term Loans shall be payable in arrears on each Interest Payment Date.

                  3.4 Conversion of Loans. The Borrower may on any Business Day, upon notice given to the Lender not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed conversion, Convert Floating Rate Loans into Fixed Rate Loans (a "Conversion"); provided that (a) each Conversion shall be in an aggregate principa1 amount of not less than $5,000,000 or an integral multiple of $l,OOO,OOO in excess thereof (or such lesser amount as shall equal the then aggregate outstanding amount of the Floating Rate Loans), (b) no Conversion into Fixed Rate Loans shall be permitted when a Default or an Event of Default has occurred and is continuing and (c) any Conversion of a portion of the Floating Rate Loans shall be made pro rata among the Floating Rate Loans. Each such notice of a Conversion shall be and shall, within the restrictions specified above, specify (i) the date of such Conversion, and (ii) the Floating Rate Loans (or portion thereof) to be Converted.

                  3.5 Making of Payments. All payments due hereunder or under the Term Note on account of principal, interest, fees, and any other obligation incurred hereunder shall be paid to the Lender by wire or electronic transfer for deposit to the credit of its account no. 50-205-776 at Bankers Trust Company, New York, New York, ABA Number: 0210-0103-3 or such other account as the Lender may from time to time specify to the Borrower, in freely transferable Dollars and in immediately available funds without set-off or counterclaim. All payments hereunder shall be made without any presentment of the Term Note to the Borrower, but upon payment in full of the Term Note, the holder thereof shall cancel it and return it to the Borrower. If any payment hereunder (other than payments on a Eurodollar Loan) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  3.6 Computation of Interest and Fees.

                  (a) Interest in respect of a Eurodollar Loan and all fees hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest in respect of a Fixed Rate Loan shall be calculated on the basis of a 365/366-day year for the actual days elapsed.

                  (b) The Lender shall as soon as practicable notify the Borrower of each determination of a Floating Rate or Fixed Interest Rate. The determination of either of such rates by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

                  3.7 Inability to Determine Eurodollar Rate. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable for any Eurodollar Interest Period with respect to (a) a proposed Floating Rate Loan or (b) the continuation of a Eurodollar Loan beyond the expiration of the then current Eurodollar Interest Period therefor, the Lender shall give notice of such event to the Borrower. Within 30 days following the date of such notice by the Lender, the Lender and the Borrower shall enter into negotiations in good faith with a view to agreeing to an alternative basis acceptable to the Borrower and the Lender for determining the interest rate (the "Substitute Eurodollar Rate") which shall be applicable during such Eurodollar Interest Period for the Floating Rate Loan to which such Eurodollar Interest Period applies and which shall reflect the cost to the Lender of funding such Floating Rate Loan for such Eurodollar Interest Period from alternate sources. At the expiration of 30 days from the giving of such notice by the Lender, the Substitute Eurodollar Rate agreed to by the Lender and the Borrower shall take effect with respect to such Eurodollar Interest Period from the beginning of such Eurodollar Interest Period. If the Lender and the General Partner are unable to agree on the Substitute Eurodollar Rate on or prior to such 30th day, the Prime Rate shall automatically be applicable to such Floating Rate Loan effective from the beginning of such Eurodollar Interest Period.

             3.8 Increased Costs. (a) Notwithstanding any other provisions of this Agreement, if any Applicable Law or any change therein or in the interpretation or the application thereof by any Governmental Authority charged with interpretation or administration thereof shall make it unlawful for the Lender to make or maintain a Eurodollar Loan as contemplated by this Agreement, the Lender shall give written notice thereof to the Borrower and the obligation of the Lender hereunder to make a Eurodollar Loan shall forthwith be suspended so long as such Applicable Law, interpretation or application shall continue, and if the Term Loan (or any portion thereof) is a Eurodollar Loan, the Term Loan shall be converted automatically to a Term Loan bearing interest at the Substitute Eurodollar Rate (as determined in accordance with subsection 3.7) on the next succeeding Interest Payment Date or within such earlier period as may be required by law. If any such conversion of a Eurodollar Loan is made on a day which is not the last day of a Eurodollar Interest Period, the Borrower shall pay to the Lender upon the Lender's request, such amount or amounts as may be necessary to compensate the Lender for any loss or expense sustained or incurred by the Lender in respect of the Eurodollar Loan as a result of such conversion, including but not limited to any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain the Eurodollar Loan hereunder, and shall pay to the Lender the Eurodollar Rate on such Eurodollar Loan to the date of such automatic conversion. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive absent manifest error.

                  (b) In the event that any Applicable Law or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) received from any central bank or monetary authority or other Governmental
Authority:

                  (i) does or shall subject the Lender to any tax of any kind whatsoever or change therein with respect to this Agreement, the Term Note or a Eurodollar Loan hereunder, or the performance by the Lender of its obligations hereunder, or change the basis of taxation of payments to the Lender of principal, commitment fees, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender); or

                  (ii) does or shall impose, modify or hold applicable or change any reserve (including, without limitation, basic, supplemental, marginal and emergency reserves), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by (including, without limitation, all eurocurrency funding by and all Eurocurrency liabilities), any office of the Lender which are not otherwise included in the determination of the Eurodollar Rate; or

                  (iii) does or shall impose on the Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to the Lender of making, committing to make, renewing or maintaining a Eurodollar Loan or to reduce any amount receivable thereunder, then, in any such case, the Borrower shall promptly pay to the Lender, upon its demand, such additional amount which will compensate the Lender for such additional cost or reduced amount receivable which the Lender deems to be material as determined by the Lender with respect to this Agreement, the Term Note or the Eurodollar Loan hereunder.

        (c) In the event that the adoption of any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by any material amount, then from time to time, within 15 days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

        (d) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection 3.8, it shall promptly notify the Borrower thereof. A certificate as to any additional amounts payable pursuant to this subsection 3.8 submitted by the Lender to the Borrower shall be conclusive absent manifest error. The covenants contained in this subsection 3.8 shall survive the termination of this Agreement and payment of the Term Note.

                  (e) In the event that the Borrower shall receive a certificate with respect to additional amounts payable pursuant to subsection 3.8(a) or (b) in respect of a Eurodollar Loan, the Borrower shall have the option, exercisable by notice to the Lender at least three Working Days prior to the next succeeding Interest Payment Date, to convert the then outstanding Eurodollar Loan to a loan bearing interest at the Substitute Eurodollar Rate (as determined in accordance with subsection 3.7) on such next succeeding Interest Payment Date. Should such option be exercised, the Lender agrees that in the event that such additional amounts pursuant to this subsection 3.8 would at any time no longer be payable with respect to a Eurodollar Loan, the Lender shall promptly notify the Borrower thereof and as soon as practicable thereafter, the outstanding loan bearing interest at the Substitute Eurodollar Rate shall be converted to a Eurodollar Loan.

                  3.9 Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on a Eurodollar Loan, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with subsection 2.2 or (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with subsection
3.2 or (d) a prepayment by the Borrower of a Eurodollar Loan on a day which is not the last day of a Eurodollar Interest Period, including, but not limited to, any lost yield on such Eurodollar Loan at the applicable interest rates provided for herein, but excluding any lost opportunity costs. This covenant shall survive termination of this Agreement and payment of the Term Note.

                  3.10 Taxes. All payments made by the Borrower under this Agreement and the Term Note shall be made free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding net income taxes and franchise taxes based upon net income of the United States of America or any political subdivision or taxing authority thereof or therein (including Puerto Rico) and net income taxes and franchise taxes based upon net income of the country in which the Lender is organized or in which its Eurodollar lending office is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "Indemnified Taxes"). If any Indemnified Taxes are required to be withheld from any amounts payable to the Lender hereunder or under the Term Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Term Note. Whenever any Indemnified Tax is paid by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender, a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

                  3.11 Limitation of Liability. The Lender agrees that the liability of the Borrower under this Agreement, the Term Note and the other Obligations shall be limited to the Collateral and the rights and remedies of the Lender against the Collateral pursuant to the Collateral Security Documents; provided, however, that the Lender shall have full recourse to the Borrower and all of its assets in an amount equal to 10% of the then outstanding Obligations. In no event shall the Borrower or any Partner or any officer, director, partner or Affiliate thereof be personally liable or obligated for the Obligations. Nothing herein shall limit the full recourse of the Lender to the Collateral pursuant to the Collateral Security Documents or be deemed to constitute a waiver of liability, if any, of any Person for damages for fraud or for any knowing misrepresentation made by such Person herein or in any other Transaction Document or in any certificate or other document delivered pursuant hereto or thereto.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES
                              ------------------------------

                  In order to induce the Lender to enter into this Agreement and to make the Term Loans, the Borrower represents and warrants to the Lender that as of the date hereof and as of each Borrowing Date:

                  4.1 Financial Statements. (a) The unaudited balance sheet of the Borrower as of November 30, 1991 and the related unaudited statements of income, partners' capital and changes in partners' capital and cash flow for the period then ended on such date, heretofore furnished to the Lender and certified by a Responsible Officer of the General Partner, are complete and correct in all material respects and fairly present the financial condition of the Borrower on such date and the results of its changes in partners' capital and cash flow for the period then ended, in conformity with GAAP applied on a consistent basis. All liabilities, direct and contingent, of the Borrower on such date required to be disclosed pursuant to GAAP are disclosed in such financial statements.

        (b) Since November 30, 1991, except as previously disclosed to the Lander, no material adverse change has occurred in (i) the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or
(ii) the Borrower's ability to perform its obligations under this Agreement, the Term Note and the other Transaction Documents to which it is a party, and, except as contemplated by this Agreement, the Construction Loan Agreement, the Midlantic Agreements, the PSE&G Subordinated Mortgage and the Amended and Restated Partnership Agreement, no additional Indebtedness has been incurred by the Borrower.

        4.2 Partnership Existence and Business; Partners. (a) The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and is duly qualified to do business in the States of New Jersey and Texas, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Certificate of Limited Partnership of the Borrower has been duly filed in the office of the Secretary of State of Delaware and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Borrower except those which have been duly made or performed. The Borrower is the sole general partner of the Limited Partnership, and is engaged solely in: (i) the business of being the general partner of the Limited Partnership, (ii) activities permitted pursuant to this Agreement and (iii) the performance of the Limited Partnership's obligations pursuant to the Basic Documents.

        (b) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business in the States of New Jersey and Texas, the only jurisdictions in which the conduct of its business or the ownership or lease of its assets requires such qualification. The General Partner is the sole general partner of the Borrower.

        (c) The only partners of the Borrower on the date of execution and delivery of this Agreement are the General Partner, as the sole general partner, and the Limited Partner, as the sole limited partner.

                  (d) The Borrower has one Subsidiary, which Subsidiary is the Limited Partnership. The General Partner has only one Subsidiary, which Subsidiary is the Borrower.

                  4.3 Compliance with Law. Each of the Borrower and the General Partner is in compliance with all Requirements of Law.

                  4.4 Power and Authorization; Enforceable Obligations. (a) The Borrower has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform this Agreement, the Term Note and the other Transaction Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and to act as the managing general partner of the Limited Partnership. The Borrower has taken all necessary partnership and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement, the Term Note and the other Transaction Documents to which it is a party, to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Term Note and the other Transaction Documents to which it is or is to become a party and to grant the Liens provided for therein. No consent or authorization of, filing with, or other act by or in respect of any other Person (including the General Partner) is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower or the validity or enforceability as to the Borrower of this Agreement, the Term Note and the other Transaction Documents except the filings and recordings necessary to perfect the Liens created by the Collateral Security Documents. Each of this Agreement, the Term Note and the other Transaction Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes, and each of the other Transaction Documents to which the Borrower is to become a party will upon execution and delivery thereof by the Borrower and the other parties thereto (if any) constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity. Except as previously disclosed in writing to the Lender, neither the Partnership Agreement, the Amended and Restated Partnership Agreement, once executed and delivered by the parties thereto, or any of the Collateral Security Documents to which the Borrower is a party has been amended or modified except in accordance with subsection 7.6, and all such documents are, or upon execution and delivery thereof, will be in full force and effect.

                   (b) The General Partner has full power and authority and the legal right to own its properties and to conduct its business as now conducted and proposed to be conducted by it, to execute, deliver and perform the Collateral Security Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated thereunder, and to act as the general partner of the Borrower. The General Partner has taken all necessary corporate and legal action to authorize the execution, delivery and performance of the Collateral Security Documents to which it is or is to become a party and to grant the Liens provided for therein. No consent or authorization of, filing with, or other act by or in respect of any other Person (including, without limitation, any stockholder of the General Partner) is required in connection with the execution, delivery or performance by the General Partner or the validity or enforceability as to the General Partner of the Collateral Security Documents to which it is a party. Each of the Partnership Agreement and the other Collateral Security Documents to which the General Partner is a party has been duly executed and delivered by the General Partner and constitutes, and each of the other Collateral Security Documents to which the General Partner is to become a party will upon execution and delivery thereof by the General Partner and the other parties thereto (if any) constitute, a legal, valid and binding obligation of the General Partner enforceable against the General Partner in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                   (c) The Partnership Agreement has been duly authorized, executed and delivered by each of the Partners and constitutes a valid and legally binding obligation of each of the Partners enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                    4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Term Note and the other Transaction Documents, the creation of the Liens provided for in the Collateral Security Documents, the borrowings by the Borrower hereunder, and the use of the proceeds thereof, (a) will not violate any Requirement of Law applicable to the Borrower or the General Partner, (b) will not violate or result in any breach of, or constitute any default under, any Contractual Obligation of the Borrower or the General Partner, except to the extent that the failure to comply therewith could not reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner, as the case may be, or (ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Transaction Documents to which it is a party, and (c) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower or the General Partner pursuant to any Requirement of Law or Contractual Obligation, except for Permitted Liens. No approvals or consents of any trustee or any holder of any indebtedness, obligations or securities of the Borrower or the General Partner are required in connection with the execution, delivery and performance by the Borrower or the General Partner of any Transaction Document to which it is or is to become a party, except such as have been duly obtained and are in full force and effect.

                  4.6 No Proceeding or Litigation. Except as previously disclosed in writing by the Borrower to the Lender, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened against the Borrower or the General Partner, or against any of their respective properties, rights, revenues or assets (a) which could reasonably be expected to have a material adverse effect on the properties, business, operations, condition (financial or otherwise) or prospects of the Borrower or the General Partner, (b) which could reasonably be expected to impair the value of the security granted to the Lender pursuant to the Collateral Security Documents or (c) which could reasonably be expected to have a material adverse effect on the ability of the Borrower or the General Partner to perform its obligations under any Transaction Document to which it is a party.

                  4.7 No Default or Event of Loss. Neither the Borrower nor the General Partner is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to (i) have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the General Partner or
(ii) materially adversely affect the ability of the Borrower or the General Partner to perform its obligations under the Transaction Documents to which it is a party. No Default or Event of Default has occurred and is continuing. No Event of Loss has occurred which has not been notified in writing to the Lender pursuant to subsection 6.12.

                  4.8 Ownership of Property. The Borrower has good title in fee simple to all its real property, and good title to all its other property, free and clear of all liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of such property which has been executed by, or with the permission of, the Borrower or the General Partner is on file in any recording office, except such as has been filed in favor of the Lender or as evidences Permitted Liens.

                  4.9 Taxes. (a) The General Partner has filed or caused to be filed all tax returns which are required to be filed by it or by the Borrower, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it or the Borrower or any of its or the Borrower's property and all other taxes, fees or other charges imposed on it or the Borrower or any of its or the Borrower's property by any Governmental Authority, except taxes, fees and other charges not yet due and payable or which are being contested in accordance with the provisions of subsection 6.9.


                  (b) Except for (i) transfer taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of any Collateral Security Document and the filing of financing statements required to perfect the Lender's rights under the Collateral Security Documents, if any, which shall have been paid in full by the Borrower on or before the Borrowing Date to the extent required hereunder, and (ii) other taxes or fees, if any, which are indemnified against by the Borrower pursuant to subsection 3.8 and which shall have been paid in full by the Borrower on or before the Borrowing bate hereunder to the extent then required and (iii) taxes imposed with respect to the Lender by the jurisdiction in which the Lender is organized, doing business or in which an office of the Lender is located or any political subdivision or taxing authority thereof or therein, to the best knowledge of the Borrower, neither the execution and delivery of this Agreement, the Term Note or any other Transaction Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to the Lender.

                  4.10 Federal Regulations. Neither the Borrower nor the General Partner is engaged or will engage in the business of extending credit for the purpose of "purchasing" meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to tine hereafter in effect. No part of the proceeds of the Term Loan will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.

        4.11 ERISA. No Reportable Event has occurred during the immediately preceding six-year period with respect to any Plan, and each Plan has complied and has been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such benefits. Neither the Borrower nor any Commonly Controlled Entity has during the immediately preceding six-year period had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to liability under ERISA if the Borrower or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the most recent valuation date applicable thereto. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in Reorganization or Insolvency nor, to the best knowledge of the Borrower, is any such Reorganization or Insolvency reasonably likely to occur. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3 (l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

        4.12 Investment Company Act. Neither the Borrower nor the General Partner is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        4.13 Collateral Security Document. (a) Upon execution and delivery thereof, the Collateral Security Documents will be effective to create, in favor of the Lender, legal, valid and enforceable liens on and security interests in all right, title, estate and interest of the Borrower or the General Partner, as the case may be, in and to all items of collateral (other than those items of Collateral which, individually or in the aggregate, are not material) and all necessary and appropriate recordings and filings will have been duly effected in all appropriate public offices so that the liens and security interests created by the Collateral Security Documents Will constitute perfected first liens (other than as to the Permitted Liens) on and prior (other than as to the Permitted Liens) perfected security interests in all right, title, estate and interest of the Borrower or the General Partner, as the case may be, in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material) described therein (other than any item of Collateral as to which a security interest cannot be perfected by filing, recording, registering), prior and superior to all other Liens, existing or future, except Permitted Liens.
The recordings and filings shown on the applicable schedules to such Collateral Security Documents, the registration on the books of the Limited Partnership of the pledge effected by the Assignment and Security Agreement and the registration on the books of the Borrower of the pledge effected by the Cogen Pledge Agreement are all the recordings, filings and other action necessary and appropriate in order to establish, protect and perfect the Lender's lien on and security interest in the right, title, estate and interest of the Borrower in and to all items of Collateral (other than those items of Collateral which, individually or in the aggregate, are not material).

        4.14 Full Disclosure. No representation, warranty or other statement made by the Borrower or the General Partner in any Transaction Document or in any certificate, written statement or other document furnished to the Lender by or on behalf of the Borrower or the General Partner, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower (except for general conditions affecting the cogeneration industry) which the Borrower has not disclosed to the Lender in writing prior to the date hereof which materially adversely affects, or which could reasonably be expected in the future to materially adversely affect, the properties, business, operations or financial condition of the Borrower or the General Partner or the ability of the Borrower or the General Partner to perform its obligations under any Transaction Document to which it is or is to become a party.

        4.15 Principal Place of Business, Etc. The principal place of business and chief executive office of the Borrower, and the office where the Borrower keeps its records concerning the Collateral and all contracts relating thereto, is located at 1600 Smith Street, Suite 5000, 50th Floor, Houston, Texas.

        4.16 Representations and Warranties. The representations and warranties of the Borrower contained in the Transaction Documents (other than this Agreement) were true and correct on and as of the dates when made, and, except to the extent such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date), the Borrower hereby confirms each such representation and warranty with the same effect as if set forth in full herein.

    4.17 Environmental Matters. (a) (i) There are and have been no Hazardous Materials at, upon, under or within or discharged or emitted from any property of the Borrower, including, without limitation, the air, subsurface, soil, surface and ground water and aquifers of any property (including, without limitation, the Collateral) of the Borrower except for such Hazardous Materials as may be permitted to be maintained thereon in accordance with any Relevant Environmental Law and have been maintained in accordance with all Relevant Environmental Laws; and

    (ii) no Environmental Discharges have occurred at, upon, under, within or from any property (including, without limitation, the Collateral) of the Borrower.

    (b) no Environmental Notice has been received by the Borrower with respect to any Adverse Environmental Event.

    (c) (i) With respect to any property (including, without limitation, the Collateral) of the Borrower there are and have been no violations of any Relevant Environmental Law, except for violations which do not constitute an Adverse Environmental Event:

    (ii) no outstanding order, judgment or decree which constitutes an Adverse Environmental Event has been entered with respect to the Borrower or any property (including, without limitation, the Collateral) of the Borrower; and

    (iii) no other event has occurred which constitutes an Adverse
Environmental Event. The representations set forth in this subsection 4.17 relating to conditions existing on any property (including, without limitation, the Collateral) of the Borrower prior to the acquisition of such property by the Borrower shall be made only to the beet knowledge of the Borrower.

    4.18 Public Utility Status. (a) Neither the Limited Partnership nor the Borrower will, by reason of (i) the ownership of the Facility or the operation thereof by the Limited Partnership, or (ii) any other transaction contemplated by this Agreement or any other Basic Document, be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any existing Applicable Law, except where (x) the effect of such determination would result only in the imposition of reporting or safety requirements which, in the reasonable opinion of the Lender, are non-burdensome in nature and (y) in the event that steam from the Project is supplied, directly or indirectly, to Persons other than the

Steam Host under the Steam Supply Agreement or otherwise, the Limited Partnership shall have obtained a declaratory order or other official assurance, satisfactory to the Lender,in form and substance reasonably from the PUC to the effect that such sales will not result in the Facility, the owner thereof or any of such owner's Affiliates being deemed to be, or subject to regulation as, a "public utility" under any Applicable Law (other than regulation of the nature described in clause (x) of this clause (ii).

    (b) The Lender will not, by reason of (i) the ownership of the Facility or the operation thereof by the Limited Partnership, (ii) the making of the Term Loan hereunder, (iii) the securing of the Term Loan by the Assignment and Security Agreement, the Cogen Pledge Agreement and, from and after the date of the execution and delivery thereof, the Security Deposit Agreement or (iv) any other transaction contemplated by this Agreement or any of the other Basic Documents, be deemed by any Governmental Authority having jurisdiction to be, or to be subject to regulation as, an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under existing Applicable Law; and the Lender will not solely by reason of the exercise of the Lender's remedies under the Collateral Security Documents and without regard to any other activities of the Lender, be deemed by any Governmental Authority having jurisdiction to be subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility" or a "public utility holding company" under any Applicable Law.

    (c) The Facility is a Qualifying Facility; and FERC has issued final orders granting the Limited Partnership's application for certification as a Qualifying Facility, which (except as such orders are subject to modification to reflect an increase in the net generating capacity of the Facility from 120 megawatts to 134 megawatts and the ownership of the Facility by the Limited Partnership) orders are in full force and effect and are not the subject of any pending or threatened administrative or judicial proceedings.

    SECTION 5. CONDITIONS PRECEDENT
               --------------------

    5.1 Conditions to each Borrowing Date. The agreement of the Lender to make a Term Loan on each Borrowing Date (including the initial Term Loan) is subject to the satisfaction of the following conditions precedent:

    (a) Term Note. The Lender shall have received the Term Note, conforming to the requirements of subsection 2.4(a), and duly executed and delivered by the Borrower.

    (b) Agreement. The Lender shall have received a counterpart of this Agreement, duly executed and delivered by the Borrower.

    (c) Construction Loan Agreement. All obligations of the Limited Partnership under the Construction Loan Agreement shall have been paid in full or otherwise discharged.

    (d) Capital Contribution Agreement. The Lender shall have received counterparts of the Capital Contribution Agreement, duly executed and delivered by the respective parties thereto.

    (e) Amended and Restated Partnership Agreement. The Lender shall have received a true and complete copy of the Amended and Restated Partnership Agreement, duly executed and delivered by the General Partner, the Initial Limited Partner (as defined therein) and GE Capital.

    (f) Legal Opinion. The Lender shall have received the opinion of counsel to the Borrower and the General Partner, dated the Borrowing Date, substantially in the form of Exhibit B.

    (g) Authorizing Actions. All partnership, corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Lender and its counsel; and the Lender and its counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records of partnership and corporate proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrower and the General Partner, as the Lender or its counsel may reasonably request.

    (h) Good Standing Certificates. The Lender shall have received copies dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the General Partner in Texas and New Jersey and the legal existence of the Borrower in Delaware, and New Jersey.

    (i) Financial Statements. The Lender shall have received from the Borrower the financial statements referred to in subsection 4.1(a).

    (j) Insurance Coverage. The Lender shall have received binders for, it (including,or other evidence satisfactory to of insurers,if requested by the Lender, certificates independent brokers and the Borrower) of, the maintenance of and payment of premiums with respect to insurance required to be maintained by the Borrower pursuant to the provisions of this Agreement and any other Transaction Document in effect on the Borrowing Date.

    (k) Liens. No Liens, other than Permitted Liens (as such term is defined in the Construction Loan Agreement), shall exist on any properties or assets of the Limited Partnership.

    (l) Assignment and Security Agreement and Cogen Pledge Agreement. The Lender shall have received the Assignment and Security Agreement and the Cogen Pledge Agreement, duly executed and delivered by the Borrower.

    (m) Perfection of Liens and Security Interests. All filings, recordings and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Lender's lien on and perfected security interest in all right, title, estate and interest of the Borrower in and to all Collateral covered by the Collateral Security Documents entered into on or prior to such Borrowing Date, prior and superior to all other Liens, existing or future, except Permitted Liens, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower. The Lender shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest in the right, title, estate and interest of the Borrower in and to all Collateral covered by such Collateral Security Documents.

    (n) Conditions to Capital Contribution Agreement. The conditions precedent to the making by GE Capital of its capital contribution to the Limited Partnership on the Second Capital Contribution Date, shall have been satisfied or waived by the parties thereto with the consent of the Lender on or prior to the Second Capital Contribution Date and GE Capital (x) shall have made the capital contributions to be made by it on the Second Capital Contribution Date pursuant to the Capital Contribution Agreement or (y) shall have breached its obligation to make such contributions.

    (o) Completion Certificate. The Lender shall have received a counterpart of the Completion Certificate.

    (p) Security Deposit Agreement. The Lender shall have received a copy of the Security Deposit Agreement, duly executed by the Limited Partnership, the Borrower, GE Capital, the Lender and the Security Agent.

    (q) Representations and Warranties. The representations and warranties made by the Borrower or the General Partner herein, in any other Transaction Document to which it is a party, or in any Basic Document to which it is a party, or which are contained in any certificate, document, financial or other statement furnished by the Borrower or the General Partner hereunder or thereunder or in connection herewith or therewith, shall be true and correct on and as of such Borrowing Date as if made on and as of such date, except to the extent that such representations and warranties relate specifically to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date).

    (r) No Default, Event of Default or Event of Loss. No Default or Event of Default shall be in existence on such Borrowing Date, or shall occur after giving effect to the Term Loan to be made on such Borrowing Date. No Declared Event of Loss shall be in existence on the Borrowing Date. Satisfaction of this condition with respect to any particular Default, Event of Default or Event of Loss shall not constitute satisfaction of this condition with respect to any other Default, Event of Default or Event of Loss, including, without limitation, a subsequent Default, Event of Default or Event of Loss which arises out of identical or similar circumstances.

    (s) Borrowing Certificate. The Lender shall have received from the Borrower the Term Loan Borrowing Certificate, dated the Borrowing Date.

    (t) Notice of Borrowing. The Lender shall have received from the Borrower the Notice of Borrowing referred to in subsection 2.2.

    (u) Fixed Charge Coverage Ratio. The Lender shall have received, within 15 Business Days prior to the initial Borrowing Date or within 5 Business Days prior to any subsequent Borrowing Date, pro forma financial statements of the Limited Partnership, reasonably acceptable to the Lender, calculated in accordance with Schedule 1, that show the Limited Partnership's projections of its net income for each year remaining before the Term Loan Maturity Date. Except as provided in the next succeeding sentence, the Fixed Charge Coverage Ratio, after giving effect to the Term Loan to be made on such Borrowing Date, as calculated from such pro forma financial statements, shall be projected to be at least equal to 1.35 to 1.00 for each year remaining before the Term Loan Maturity Date. If on the Second Capital Contribution Date (A) the sum of (x) the initial principal amount of the Term Loan (as defined in the Construction Loan Agreement) and (y) the capital contributions made to the Limited Partnership on the Initial Capital Contribution Date and the Second Capital Contribution Date are lees than or equal to $136,000,000 and (B) there are no other Term Loans outstanding and no other Term Loans will be made on such date, then the condition set forth in the preceding section of this clause (u) shall not apply to the Term Loan to be made on such date if the proceeds are to be applied to the payment of the Non-Competition Fee.

    (v) Additional Documents. The Lender shall have received such other documents and opinions as may be reasonably requested by it.

    (w) Additional Matters. All other documents and legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Lender and its counsel.

    SECTION 6. AFFIRMATIVE COVENANTS
               ---------------------

    So long as the Term Loan Commitment remains in effect, the Term Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under the Collateral Security Documents, the Borrower hereby agrees that:

    6.1 Conduct of Business, Maintenance of Existence, etc. The Borrower shall at all time (i) engage solely in the business of being the sole general partner of the Limited Partnership, making loans to Affiliates and any other transactions contemplated by subsections 7.3 and 7.7, the performance of the Limited Partnership's obligations pursuant to the Basic Documents and to the extent permitted by the Construction Loan Agreement and the Amended and Restated Partnership Agreement and (ii) preserve and maintain in full force and effect its existence as a limited partnership under the laws of the State of Delaware and its qualification to do business in the States of New Jersey and Texas and in each other jurisdiction in which the conduct of its business requires such qualification. The General Partner will (i) engage solely in the business of being the sole general partner of the Borrower and the performance of the Borrower's obligations pursuant to the Transaction Documents and (ii) will preserve and maintain in full force and effect its existence as a corporation under the laws of the State of Texas and its qualification to do business in the States of

New Jersey and Texas and in each other jurisdiction in which the conduct of its business requires such qualification.

    6.2 Payment of Obligations. The Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Indebtedness and other obligations of whatever nature, except for any Indebtedness or other obligations which are being contested in good faith and by appropriate proceedings and to the extent that the Borrower is complying with the relevant provisions of subsection 6.9 or 6.10, as applicable.

    6.3 Performance under Other Agreements. The Borrower shall duly perform and observe all of the covenants, agreements and conditions on its part to be performed and observed hereunder and under the Term Note and the other Transaction Documents to which it is a party.

    6.4 Insurance Coverage. Without limiting any of the other obligations or liabilities of the Borrower under this Agreement, the Borrower shall at all times after the execution of any Collateral Security Document, carry and maintain or cause to be carried and maintained at its own expense such insurance as is customarily maintained by prudent owners of property of the type and in the location of the insured Collateral or cause to be carried and maintained. The Borrower shall also carry and maintain any other insurance that the Lender may reasonably require from time to time. All insurance carried pursuant to this subsection shall be with such insurers, in such amounts and in such form as shall be satisfactory to the Lender.

    6.5 Inspection of Property; Books and Records. The Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all of its transactions in conformity with GAAP, and the Borrower shall permit representatives of the Lender to visit and inspect its properties and, to examine its books of record and account, to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such reasonable times during business hours and at such intervals as the Lender may request.

   6.6 Compliance with Laws. (a) The Borrower shall comply with all laws, rules, regulations and orders, and shall from time to time obtain and comply with all Government Approvals as shall now or hereafter be necessary under applicable law or regulation, except any thereof the non compliance with which could not reasonably be expected to (i) have a material adverse affect on the business, operations, property, condition (financial or other) or prospects of the Borrower or the rights or interests of the Lender or (ii) materially adversely affect the Borrower's ability to perform its obligations under the Transaction Documents to which it is a party.

          (b) Notwithstanding the foregoing, the Borrower shall cause all Hazardous Materials on any Collateral to be handled and disposed of in compliance with all Relevant Environmental Laws.

          6.7 Financial Statements. The Borrower shall furnish or cause to be furnished to the Lender:

          (i) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the balance sheet of the Borrower as of the end of such fiscal year, the related statements of income and partners' capital and statements of changes in partners' capital and cash flow of the Borrower for such fiscal year, setting forth after fiscal year 1991, in each case in comparative form the figures for the previous fiscal year certified without qualification or exception as to the scope of its audit by independent public accountants of national standing reasonably acceptable to the Lender;

          (ii) as soon as available, but in any event within 60 days after the end of each quarterly period of each fiscal year of the Borrower (other than the last quarterly period of each such fiscal year), the unaudited balance sheet of the Borrower as of the end of such quarterly period, the related unaudited statements of income and partners' capital and statements of changes in partners' capital and cash flow of the Borrower for such quarterly period and for the portion of the fiscal year then ended, setting forth after fiscal year 1991, in each case in comparative form the figures for the previous period certified by the chief executive officer or chief financial officer of the General Partner (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved or required by the independent public accountants certifying such statements and disclosed therein).

          6.8 Certificates; Other Information. The Borrower shall furnish or cause to be furnished to the Lender:

          (a) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) of subsection 6.7, a certificate of a Responsible

     Officer of the General Partner stating that, to the best of his knowledge after due inquiry, the Borrower, during the period covered by such financial statements has observed and performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Transaction Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default which has not been waived or cured and notice given hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Transaction Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and tbe steps being taken by the Borrower to remedy the same);

          (b) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its Partners;

          (c) promptly after the filing thereof, the "Annual Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Borrower;

          (d) with respect to any Single Employer Plan adopted or amended by the Borrower or the General Partner or any Commonly Controlled Entity on or after the Borrowing Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401(a) of the Code;

          (e) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered by or received by the Borrower pursuant to any Transaction Document; and

          (f) promptly, such additional financial and other information with respect to the Borrower, the General Partner or the Project, as the Lender may from time to time reasonably request.

          6.9 Taxes and Claims. The Borrower shall pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) the Borrower sets aside on its books adequate cash reserves with respect to such contested item, (c) during the period of such contest the enforcement of any contested item is effectively stayed; provided however that this clause (c) shall apply to contested income taxes; of a Partner only if the failure to pay such tax may then become a Lien on any of the property of the Borrower or may interfere with the operation of the Facility, and (d) in the reasonable opinion of the Lender, such contest does not involve any substantial danger of the sale, forfeiture or loss of any of the property of the Borrower, title thereto or any interest therein. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

          6.10 Mechanics' and Materialmen's Liens. The Borrower shall protect and defend its interest in, and the Lander's Liens on, the Borrower's property against any Lien for the performance of work or the supply of materials filed against the property of the Borrower; provided, that the Borrower shall have the right to contest in good faith any such Lien by proper proceedings timely instituted, and may permit such Lien to exist during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) the Borrower sets aside on its books adequate cash reserves with respect to such contested item,
(c) during the period of such contest the enforcement of any contested item and tbe Lien relating thereto is effectively stayed, and (d) in the reasonable opinion of the Lender, such contest does not involve any substantial danger of the sale, forfeiture or loss of any of the property of the Borrower, title thereto or any interest therein. The Borrower will promptly pay or cause to be paid any valid, final judgment enforcing any such item, cause the Lien relating thereto to be removed and otherwise cause such item to be satisfied of record.

          6.11 Maintenance of Property. (a) The Borrower, at its expense, shall keep all property useful and necessary to its business in good working order and condition and make all repairs, replacements and renewals with respect thereto and additions and betterments thereto which are necessary for such property to comply with all Requirements of Law affecting it and all requirements of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which such property is located.

          (b) If, after any loss, destruction or damage with respect to the Project referred to in clause (b) of the of definition of "Event of Loss", the conditions specified in subclauses (i), (ii), and (iii) of said clause (b) are satisfied, the Borrower at all times thereafter will proceed diligently with all work necessary to replace and/or repair such loss, destruction or damage to the extent of the insurance proceeds or other funds received by it or the Limited Partnership.

          6.12 Notices. The Borrower will promptly give notice to the Lender:

          (a) of the occurrence of any Default, Event of Default or Event of Loss;

          (b) of any litigation, investigation or proceeding affecting the Borrower or the General Partner in which the amount involved is $500,000 or more or in which injunctive or similar relief is sought;

          (c) of the following events, as soon as possible and in any event within 10 days after the Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by PBGC, the Borrower, any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (d) of any loss or damage to the Collateral in excess of $500,000;

          (e) of the receipt by the Borrower of any Environmental Notice or of any notice of any event that creates a material likelihood of the occurrence of an Adverse Environmental Event;

          (f) of the imposition of any material Lien on or the assertion of any material claim against any of the Borrower's property; and

          (g) of the receipt by the General Partner or the Borrower of any notice or declaration by any Governmental Authority which relates to, or could result in, the Project, the owner thereof or any of the owner's Affiliates being deemed to be, or subject to regulation as, a "public utility", "electric utility" or "public utility holding company" under any Applicable Law.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the General Partner setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (c) of this subsection, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

          6.13 Maintenance of Liens of the Collateral Security Documents. The Borrower will:

          (a) promptly upon the request of the Lender and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any Collateral Security Document or any document or instrument supplemental to or confirmatory of such Collateral Security Document or otherwise deemed by the Lender to be necessary or desirable for the creation or perfection of the liens and security interests purported to be created by such Collateral Security Document; and

          (b) protect and defend its interest in the Collateral against Liens asserted by any third Person, other than Permitted Liens, and, subject to the second sentence of subsection 6.9 and subsection 6.10, immediately discharge any such Lien so asserted. The Borrower shall promptly notify the Lender of any such assertion.

          6.14 Agent for Service of Process. The Borrower shall appoint and continuously retain CT Corporation System, or such other agent as shall be reasonably acceptable to the Lender, as its agent in the State of New York for receipt of service of process and shall pay all costs, fees, and expenses in connection therewith. The Borrower has paid all fees necessary to retain CT Corporation System or such other agent for such purposes for the forthcoming 12-month period.

          6.15 Employee Plans. For each Plan adopted by the Borrower which is an employee benefit plan as defined in Section 3 (2) of ERISA, the Borrower shall
(a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any such Plan, cause such Plan to be qualified within the meaning of
Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

          6.16 Fiscal Year. The fiscal year of the Borrower shall be a calendar year.

          6.17 Qualifying Facility Status. The Borrower will take all necessary action within its control and otherwise use its best efforts, to ensure that the Facility continues to meet the requirements of a Qualifying Facility.

          SECTION 7. NEGATIVE COVENANTS
                     ------------------

          So long as the Term Loan Commitment remains in effect, the Term Note remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under the Collateral Security Documents, the Borrower agrees that:

          7.1 Merger, Sale of Assets, Purchases, Etc. The Borrower shall not merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets other than sales of interests in the Borrower which are permitted by the Amended and Restated Partnership Agreement.

          7.2 Indebtedness; Guarantee; Obligations. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or Guarantee Obligations, except Indebtedness or Guarantee Obligations of the Borrower to the Lender.

          7.3 Distributions, Etc. The Borrower shall not, without the prior written consent of the Lender, make any distributions to the Partners or to any other Person in respect of any partnership interest in the Borrower or any payments of management fees to any Partner, whether in cash or other property, or redeem, purchase or otherwise acquire any interest of any Partner in the Borrower, or permit any Partner to withdraw any capital from the Borrower; provided that, so long as no Default or Event of Default has occurred and is continuing, the Borrower may make (i) loans to any Affiliate upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's-length transaction with a Person which is not an Affiliate, (ii) distributions to its Partners in respect of their partnership interests in the Borrower in an aggregate amount not to exceed the amounts distributed (in accordance with the terms of the Basic Documents) to the Borrower by the Limited Partnership in respect of its partnership interest in the Limited Partnership and (iii) distributions to its Partners in respect of the Development Fee and the Construction Management Fee.

          7.4 Liens. The Borrower shall not create or suffer to exist any Lien on any of its properties or assets, other than Permitted Liens.

          7.5 Nature of Business. The Borrower shall not engage in any business other than the business of being the general partner of the Limited Partnership, making loans to Affiliates and any other transactions contemplated by subsections 7.3 and 7.7 and performing the Limited Partnership's obligations pursuant to the Non-Competition Agreement and the Basic Documents. The General Partner will engage solely in (i) the business of being the general partner of the Borrower and (ii) the performance of the Borrower's obligations pursuant to the Transaction Documents.

          7.6 Amendment of Contracts, Etc. The Borrower will not, without the prior written consent of the Lender, agree to or permit (a) the cancellation, suspension or termination of any Transaction Document (except upon the expiration of the stated term thereof), except as contemplated by this Agreement and the Collateral Security Documents, (b) the assignment of the rights or obligations of any party to any Transaction Document (except (x) as contemplated by this Agreement or the Collateral Security Documents or (y) as permitted without the consent of the Borrower by the terms of such Transaction Document, Affiliate Note or Affiliate Collateral Security Document or (c) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Transaction Document or with respect to which the consent of the Borrower or the General Partner is required.

          7.7 Investments. The Borrower shall not make any investments (whether by purchase of stock, bonds, notes or other securities, loan, advance or otherwise) other than (a) Permitted Investments and (b) capital contributions to the Limited Partnership to cure any event which might give rise to a Special Event described in subsection 14.1(q) of the Amended and Restated Partnership Agreement, provided, that (i) such capital contributions shall not be made with the proceeds of any new Loan hereunder and (ii) the Borrower shall not be permitted to cure more than two consecutive events and four cumulative events and (c) as permitted by subsection 7.3.

          7.8 Leases. The Borrower shall not enter into, or be or become liable under, any agreement for the lease, hire or use of any real property or of any personal property, except for leases of real and personal property which are not Capital Leases, the aggregate annual rental under which shall not, without the prior written consent of the Lender (such consent not to be unreasonably withheld), exceed $200,000 in any fiscal year of the Borrower.

          7.9 Change of Office. The Borrower shall not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and contracts relating thereto from that existing on the date of this Agreement and specified in subsection 4.15, unless the Borrower shall have given the Lender at least 30 days' prior written notice thereof and all action necessary or advisable in the Lender's opinion to protect and perfect the liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Collateral Security Documents to which the Borrower is a party shall have been taken.

          7.10 Change of Name. The Borrower shall not change its name except on at least 60 days' prior written notice to the Lender.

          7.11 Compliance With ERISA. The Borrower shall not (a) terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan subject to Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC, or (e) permit the present value of all benefits vested under all Single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits by a material amount.

          7.12 Transactions with Affiliates and Others. The Borrower shall not, directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, or enter into any management or similar fee arrangement with, any Affiliate or any officer, director or employee of the Borrower or the General Partner, except for
(a) the transactions contemplated by the Construction Loan Agreement, (b) one or more management agreements with the Limited Partnership pursuant to which the Borrower or its designee would receive the Construction Management Fee and the Management Fee (as defined in the Partnership Agreement), (c) loans and capital contributions to Affiliates of the Borrower permitted by subsections 7.3 and 7.7 and (d) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate.

          7.13 Capital Expenditures. The Borrower shall not directly or indirectly make or commit to make any expenditure in respect of the purchase or other acquisition (including installment purchases or financing leases) of fixed or capital assets (excluding normal replacements and maintenance which are properly charged to current operations).

          7.14 Sale and Leaseback. The Borrower shall not enter into any arrangement with any Person providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower.

          SECTION 8. EVENTS OF DEFAULT
                     -----------------

          If any of the Events of Default listed below in this Section 8 shall occur and be continuing, the Lender may, (i) by notice to the Borrower, declare the Term Loan Commitment to be terminated, whereupon the same shall forthwith terminate; and/or (ii) declare the entire unpaid principal amount of the Term Loan and the Term Note, all interest accrued and unpaid thereon, and all other Obligations to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; and/or (iii) foreclose on any or all of the Collateral; and/or (iv) proceed to enforce all other remedies available to it under applicable law. Notwithstanding the foregoing, if an Event of Default referred to in paragraph (e) or (f) below shall occur, automatically and without notice the actions described in clauses
(i) and (ii) above shall be deemed to have occurred.

          Such Events of Default are the following:

          (a) As of the first day of January, April, July or October, any principal of or interest on any Term Loan then or theretofore payable shall not have been paid in full; or any fee or any other amount payable to the Lender hereunder or under the Term Note or under any other Transaction Document shall not be paid when due and shall remain unpaid for five or more days; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower, the Limited Partnership or any Partner in any Transaction Document or Operative Document (other than any Project Document) to which the Borrower, the Limited Partnership or such Partner is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Lender by or on behalf of the Borrower or the General Partner hereunder or to the Lender or any Project Limited Partner by or on behalf of the Borrower, the Limited partnership or any Partner under any Transaction Document or Operative Document (other than any Project Document), shall prove to have been false or misleading as of the time made or deemed made; or

          (c) (i) The Borrower or the General Partner shall fail to perform or observe any of its covenants contained in this Agreement (other than those referred to in paragraph (a) above) or in any other Transaction Document or Operative Document (other than any Project Document) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Lender to the borrower; provided however, that if such default is susceptible to cure, such 30 day period shall be extended for such period of time (not to exceed 60 days) during which the Borrower or the General Partner, as the case may be, shall be diligently using its best efforts to cure such default or (ii) the Limited Partnership shall fail to perform or observe any of its covenants contained in the Amended and Restated Partnership Agreement or in any other Operative Document (other than any Project Document) to which it is a party and such failure shall continue unremedied for a period of 30 days after written notice thereof from any Project Limited Partner or the Lender to the Borrower; provided however that such 30 day period shall be extended for such period of time (not to exceed 60 days) during which the Borrower on behalf of the Limited Partner shall be diligently using its best efforts to cure such default; or

          (d) (i) The Borrower or the General Partner, with respect to any Indebtedness or Guarantee Obligation, the principal amount of which exceeds $500,000, shall (i) default in any payment of principal of or interest on any such Indebtedness (other than the Term Note) or Guarantee Obligation beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) or the beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such beneficiary or beneficiaries) to cause, with the giving of notice if required or the passage of time, or both, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (e) The Borrower or the Limited Partnership shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Bankruptcy Code, or (vii) take any partnership or corporate action for the purpose of effecting any of the foregoing; or

          (f) A proceeding or case shall be commenced without the application or consent of the Borrower or the Limited Partnership, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the borrower or the Limited Partnership, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (iii) a warrant of attachment, execution or similar process against all or a substantial part of the assets of the Borrower or the Limited Partnership, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect); or

          (g) A judgment or judgments for the payment of money in excess of $1,000,000 shall be rendered against the Borrower or the Limited Partnership and such judgment or judgments shall remain in effect and unpaid, unstayed and unbonded for a period of 60 or more consecutive days; or

          (h) Any Collateral Security Document, once executed and delivered, shall cease to provide the Lender the liens, priority and security interests intended to be created thereby on all items of Collateral (other than items of Collateral which, individually or in the aggregate, are not material) or, shall cease, for any reason, to be in full force and effect (other than as a result of any action by the Lender and other than with respect to such immaterial items of Collateral) or any party thereto (other than the Lender) shall so assert in writing; or

          (i) The General Partner shall at any time cease to be the managing general partner of the Borrower, or shall transfer, sell, assign, mortgage, pledge or otherwise dispose of its partnership interest in the Borrower without the Lender's prior written consent, except as contemplated by this Agreement or the Amended and Restated Partnership Agreement; or

          (j) (i) Robert McNair or his wife or children shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower until the expiration of [seven years] after the Second Capital Contribution Date and (ii) thereafter, Robert McNair or his wife or children or an entity with a net worth equal to at least $100,000,000 shall fail to own and control, directly or indirectly, a beneficial interest of at least 8.2% in the Borrower;

          (k) The Limited Partnership shall abandon the Project for a period of longer than 30 days; or

          (1) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan under ERISA, or (iv) any Single Employer Plan shall terminate under Section 4041(c) of ERISA, or (v) the Borrower or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Lender, likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower; or

          (m) At any time, (i) any beneficial ownership interests in the Borrower shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order, (ii) the Limited Partnership shall fail to pay, satisfy or otherwise obtain a release of any bond or lien for the performance of work or the supply of materials filed against the Site within 20 days of the Borrower's or the Limited Partnership's becoming aware of the filing thereof unless, if any such Lien arose in connection with a claim referred to in subsection 7.2(l) of the Amended and Restated Partnership Agreement, the Borrower on behalf of the Limited Partner shall be diligently contesting the same in accordance with, and subject to, subsection 7.2(l) of the Amended and Restated Partnership Agreement or (iii) any right, title or interest of the Limited Partnership in and to the Site or any beneficial ownership interest of the Borrower in the Limited Partnership shall be levied upon, attached or seized pursuant to a court order and such order is not vacated or stayed within 20 days of entry of such order; or

          (n) (i) Any Participant, other than the Limited Partnership or the Borrower, shall fail to perform or observe in any material respect any of its covenants or obligations contained in any of the Project Contracts to which it is a party within the grace period, if any, provided for in such Project Contracts, which failure shall continue unremedied for a period of 30 days after notice by the Lender or any Project Limited Partner to the Borrower or (ii) (x) any material provision of any Operative Document shall at any time for any reason cease to be valid and binding or in full force and effect (other than as a result of any action by the Lender or any Project Limited Partner) or any party thereto (other than the Lender or Limited Partner) shall so assert in writing, (y) any material provision of any Operative Document shall be declared to be null and void (other than as a result of any action by the Lender or any Project Limited Partner) or (z) any party thereto shall deny that it has any further liability or obligation under any Operative Document to which it is a party; provided that it shall not be an Event of Default under this paragraph (q) if, (1) within 30 days after the occurrence of any of the foregoing events with respect to any Project Contract (other than the Power Purchase Agreement or the Gas Service Agreement), the

     General Partner shall have submitted a plan to the Lender to execute and deliver a document in substitution for such Project Contract, which plan shall be reasonably satisfactory in form and substance to the Lender, and
     (2) within 90 days after the occurrence of any of the foregoing events with respect to any Project Contract (other than the Power Purchase Agreement or the Gas Service Agreement), such Project Contract shall have been replaced with another document (x) which is executed and delivered by parties acceptable to the Lender in its reasonable discretion and (y) which has terms and conditions similar to, and in the reasonable opinion of the Lender, at least as favorable to the Project as, the substituted Project Contract; or

          (o) The dissolution and liquidation of the Borrower without the prior written consent of the Lender unless (i) an entity meeting the requirements of subsection 10.1 of the Amended and Restated Partnership Agreement succeeds to the Borrower's interest thereunder or (ii) the ultimate result of such dissolution and liquidation is the incorporation of the Borrower and the ownership provisions of such subsection 10.1 apply to such corporation; or

          (p) The Limited Partnership shall cease to have good and marketable title to the Site and the Project, in each case, free and clear of all Liens other than Permitted Liens (as defined in the Amended and Restated Partnership Agreement).

          Upon the occurrence of and during the continuance of any Event of Default, all remedies available to the Lender under this Agreement or any Collateral Security Document or by statute or by rule of law may be exercised by the Lender at any time and from time to time whether or not the Term Loan shall be due and payable, and whether or not the Lender shall have instituted any foreclosure or other action for the enforcement of any of the Transaction Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this paragraph, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform any acts such as are referred to in this paragraph in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

          SECTION 9. MISCELLANEOUS
                     -------------

          9.1 Amendments and Waivers. No provision of this Agreement or of any other Transaction Document to which the Lender is a party may be amended, supplemented, modified or waived, except in accordance with the terms of this subsection 9.1. The Lender and the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto or to any other Transaction Document to which the Lender is a party for the purpose of adding any provisions to this Agreement or any Note or any other Transaction Document to which the Lender is a party or changing in any manner the rights of the Lender or of the Borrower hereunder or thereunder, and the lander may execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Lender may specify in such instrument, any of the requirements of this Agreement or any Note or any other Transaction Document to which the Lender is a party or any Default or Event of Default and its consequences. Any such amendment, supplement, modification or waiver shall be binding upon the Borrower, the Lender and all future holders of the Term Note.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier, or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first clans postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Note:

          The Borrower:             Cogen Technologies Camden GP Limited
                                    Partnership
                                    c/o Cogen Technologies
                                    1600 Smith Street
                                    Suite 5000, 50th Floor
                                    Houston, Texas 77002
                                    Attention: Robert C. McNair
                                    Telecopy: (713) 951-7747

          The Lender:               General Electric Capital Corporation
                                    1600 Summer Street
                                    Stamford, Connecticut 06927
                                    Attention: Project Financing Investments--
                                               Transportation and Industrial
                                               Financing Division
                                    Telecopy:  (203) 357-6366

except that any notice, request or demand to or upon the Lender pursuant to subsection 2.2 shall not be effective until received by the Lender.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Term Note.

          9.5 Expenses. Whether or not any Term Loans are made or any of the other transactions contemplated by this Agreement are consummated, the borrower shall pay the fees and expenses set forth in the Latter Agreement.

          9.6 Indemnification. The Borrower agrees to pay, indemnify and hold the Lender, any of its affiliates and any director or officer thereof harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Note) be imposed on, incurred by or asserted against the Lender, any of its affiliates or any director or officer thereof in any way relating to or arising out of this Agreement, the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "indemnified liabilities") provided that the Borrower shall have no obligation hereunder to the Lender, any of its affiliates or any director or officer thereof with respect to indemnified liabilities arising from
(i) the gross negligence or willful misconduct of the Lender, any of its affiliates or any director or officer thereof, (ii) legal proceedings commenced against the Lender, any of its affiliates or any director or officer thereof, by any security holder or creditor of the Lender, any of its affiliates or any director or officer thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Lender, any of its affiliates or any director or officer thereof, by any Permitted Assignee or Transferee. The agreerents in this subsection shall survive repayment of the Term Note and all other amounts payable hereunder.

          9.7 Successors and Assigns; Transferees; Transferred Interests. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Term Note and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The Lender may at any time assign to one or more Affiliates or one or more other entities (a "Permitted Assignee"), all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment, the Term Loan at the time owing to it and the Term Note). Within five Business pays after notice of execution and delivery of such assignment, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for the Lender's surrendered Term Note(s) new Term Note(m) to the order of such Permitted Assignee in an amount reflecting the portion of the Commitments assumed by it pursuant to such assignment and new Term Note(s) to the order of the Lender in an amount reflecting the portion of the Commitments retained by it hereunder. Such new Term Note(s) shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Note(m), shall be dated the date of such surrendered Term Note(s) and shall otherwise be in substantially the form of Exhibit A. Upon (i) the execution of such assignment, (ii) delivery of an executed copy thereof to the Borrower and (iii) payment by such Permitted Assignee of the purchase price specified therein, (x) such Permitted Assignee shall be a Lender party hereto and, to the extent provided in such assignment (but in no event in excess of the amount assigned), shall have the rights and obligations of a Lender hereunder and (y) the Lender shall, to the extent provided in such assignment with respect to the interests, rights and obligations of the Lender so assigned, be released from its obligations under this Agreement. From and after the date of any assignment pursuant to this subsection 9.7(b), the term "Lender" in this Agreement shall be deemed to include GE Capital and all Permitted Assignees under each such assignment.

          (c) The Borrower acknowledges that the Lender may at any time sell, assign, transfer, grant participation in, or otherwise dispose of all or any portion of the Term Loan or of its right, title and interest therein or in this Agreement and the Collateral Security Documents (collectively, "Participation") to one or more Persons (much Persons being herein called "Transferees"); provided, however, that (i) the Lender's obligations under this Agreement and under any Collateral Security Document shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Transferees shall be entitled to the benefit of the provisions contained in subsections 3.8, 3.9 and 3.10 hereof, and (iv) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and under any Collateral Security Document.

          (d) The Borrower authorizes the Lender to disclose to any prospective Permitted Assignee pursuant to paragraph (b) of this subsection 9.7 or prospective Transferee pursuant to paragraph (c) of this subsection 9.7 all financial or other necessary information in the Lender's possession concerning the Borrower, any Partner or the Project which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or any other Transaction Document or which has been delivered to the Lender by or on behalf of the Borrower or any Affiliate of the Borrower in connection with the Lender's credit evaluation of the Borrower, the Collateral and the Project prior to or after entering into this Agreement, provided, however, that if any such information furnished to the Lender is marked in writing as being confidential information, the Lender shall use reasonable efforts to preserve the confidentiality of such information.

          9.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

          9.9 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

          9.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          9.11 The Lender Sole Beneficiary. All conditions of the obligations of the Lender to make the Term Loan hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make the Term Loan in the absence of strict compliance with any or all of such conditions and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so. Inspections and approvals of the natural gas reserves impose no responsibility or liability of any nature whatsoever on the Lender, and no Person shall, under any circumstances, be entitled to rely upon such inspections and approvals by the Lender for any reason. The Lender is obligated hereunder solely to make the Term Loan if and to the extent required by this Agreement.

          9.12 Governing Law. This Agreement and the Term Note and the rights and obligations of the parties under this Agreement and the Term Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          9.13 Submission to Jurisdiction; Waivers. (A) The Borrower hereby irrevocably and unconditionally:

          (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Transaction Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Lender shall have been notified pursuant thereto; and

          (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) The Borrower and the Lander hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph
(a) above.

          9.14 Maximum Interest Rate. Anything to the contrary notwithstanding, the Lender shall not charge, take or receive and the Borrower shall not be obligated to pay to the Lender, any amounts constituting interest on the Term Loan in excess of the maximum rate permitted by applicable law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             COGEN TECHNOLOGIES CAMDEN GP
                                             LIMITED PARTNERSHIP

                                             By: Cogen Technologies
                                                   Camden, Inc.,
                                                   its general partner

                                             By: /s/
                                                 -------------------------
                                                 Title: Vice President

                                             GENERAL ELECTRIC CAPITAL
                                               CORPORATION, as Lender


                                             By: /s/
                                                 -------------------------
                                                 Title: Senior Vice President
                                                        and Manger of Energy
                                                        Project Financing